Exhibit 4.5













                COMPUTER HORIZONS CORP. EMPLOYEE'S SAVINGS PLAN

                                TRUST AGREEMENT

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996

                               TABLE OF CONTENTS



ARTICLE 1

DEFINITIONS
         1.1  Trust
         1.2  Trustee


ARTICLE 2

ESTABLISHMENT OF THE TRUST
         2.1  Trust
         2.2  Effective Date


ARTICLE 3

PAYMENTS TO THE TRUST FUND
         3.1  Receipt of Payments


ARTICLE 4

POWERS AND DUTIES OF THE TRUSTEE
         4.1  General
         4.2  Fiduciary Standards
         4.3  Delegation of Responsibilities
         4.4  Investment Manager
         4.5  Compensation and Expenses
         4.6  Successor Trustee
         4.7  Limitation of Duties


ARTICLE 5

INVESTMENT POWERS
         5.1  General
         5.2  Voting and Other Rights
         5.3  ERISA Section 404(c)


ARTICLE 6

ACCOUNTS AND RECORDS
         6.1  Individual Accounts
         6.2  Reports
         6.3  Valuation


ARTICLE 7

PAYMENTS FROM THE TRUST FUND
         7.1  Payments Generally


ARTICLE 8

SPENDTHRIFT PROVISIONS
         8.1  No Assignment


ARTICLE 9

INDEMNIFICATION
         9.1  Indemnification


ARTICLE 10

RESIGNATION OR REMOVAL OF TRUSTEE
         10.1  Notice, Transfer of Assets, Release of Liability


ARTICLE 11

AMENDMENT AND TERMINATION OF THE TRUST
         11.1  Amendment
         11.2  Termination


ARTICLE 12

MISCELLANEOUS PROVISIONS
         12.1  Exclusive Benefit
         12.2  Invalidity of Certain Provisions
         12.3  Multiple Trustees
         12.4  Conflict with Plan
         12.5  Gender
         12.6  Mailing Notices
         12.7  Submitting Notices
         12.8  Governing Law

                COMPUTER HORIZONS CORP. EMPLOYEE'S SAVINGS PLAN

                                TRUST AGREEMENT

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996


         WHEREAS, Computer Horizons Corp., a corporation organized under the laws of the State of New York, and certain of its affiliates (the "Company"), established the Computer Horizons Corp. Employee's Savings Plan (the "Plan") for certain of its eligible employees, effective April 1, 1983;

         WHEREAS, the Plan is designed to be a profit sharing plan within the meaning of Section 401(a)(27) of the Internal Revenue Code of 1986, as amended (the "Code"), is intended to qualify under Section 401(a) of the Code;

         WHEREAS, the Company established a trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code (the "Trust"), effective April 1, 1983;

         WHEREAS, John J. Cassese and Bernhard D. Hubert accepted appointment as Trustee (individually and collectively, the "Trustee") of the Trust, effective as of April 1, 1983;

         WHEREAS, effective January 1, 1996, the Plan is intended to constitute an "eligible individual account plan" within the meaning of Section 407(d)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") permitted under Section 408(e) of ERISA to acquire or sell "qualifying employer securities" of the Company, within the meaning of Section 407(d)(5) of ERISA ("Employer Securities");

         WHEREAS, the Company desires to amend and restate the Trust;

         NOW, THEREFORE, the Company and the Trustee hereby agree as follows, effective January 1, 1996:

                                   ARTICLE 1

                                  DEFINITIONS


Unless the context of this Trust Agreement clearly indicates otherwise, the terms defined in Article 1 of the Plan, of which this Trust Agreement forms a part, shall, when used herein, have the same meaning as in the Plan. The following words and phrases shall have the meaning set forth below, unless a different meaning is plainly required by the context:

         1.1 Trust. The Computer Horizons Corp. Employee's Savings Plan-Trust, as originally established effective April 1, 1983, as amended and restated herein and as it may be amended from time to time.

         1.2 Trustee. John J. Cassese and Bernhard D. Hubert and/or any successor trustee that may be appointed by the Board of Directors.


                                   ARTICLE 2

                           ESTABLISHMENT OF THE TRUST


         2.1 Trust. The Company hereby establishes this Trust for the benefit of Members and their beneficiaries under the Plan, consisting of such contributions as shall be received by the Trustee from the Company in accordance with the provisions of the Plan. The Trustee shall receive such contributions in Trust and shall hold and administer the same as a single trust fund, shall invest and reinvest the same and the income therefrom, without distinction between principal and income, and shall pay over and distribute the net income therefrom and the principal thereof in accordance with the provisions of this Trust Agreement.

         2.2 Effective Date. This Trust Agreement is effective as of January 1, 1996.


                                   ARTICLE 3

                           PAYMENTS TO THE TRUST FUND


         3.1 Receipt of Payments. The Company shall from time to time remit contributions under the Plan to the Trustee. Such contributions, together with any income thereon, shall be held in trust on behalf of Members and their beneficiaries. The Trustee shall be accountable to the Company, but shall have no right or duty to enforce collection of any contribution from the Company.


                                   ARTICLE 4

                        POWERS AND DUTIES OF THE TRUSTEE


         4.1 General. The Trustee shall hold the funds and assets received under the Plan subject to the terms and purposes of the Plan and this Trust. The Trustee shall be responsible only for such funds and assets as shall actually be received by it as Trustee hereunder.

         4.2 Fiduciary Standards. The Trustee shall discharge its duties with respect to the Trust and the Plan solely in the interest of the Members and their beneficiaries, and according to the following requirements:

                  (a) For the exclusive purpose of providing benefits to Members and their beneficiaries, and defraying reasonable expenses of administering the Plan and this Trust;

                  (b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) By diversifying the investments of this Trust to minimize the risk of large losses, unless under the circumstances, it is clearly not prudent to do so; provided, however, that up to one-hundred (100) percent of the Trust assets may be invested in Employer Securities; and

                  (d) In accordance with the terms of the Plan and Trust insofar as they are consistent with Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         4.3  Delegation of Responsibilities.

                  (a) The Trustee may delegate, by instrument in writing, any of the powers or functions of the Trustee hereunder other than the investment, management or control of the Trust assets, including (without limitation):

                  (1) Maintaining and accounting for this Trust and Accounts under the Plan;

                  (2)   Distribution   of  benefits  as  directed  by  the  Plan
                  Administrator; and

                  (3) Preparation of the annual report on the status of the Trust.

The agent so appointed may act as agent for the Trustee, without investment responsibility, for fees to be mutually agreed upon by the Company and the agent and paid in the same manner as Trustee's fees. The Trustee shall not be responsible for any act or omission of the agent arising from any such delegation, except to the extent provided in Article 9.

         4.4 Investment Manager. The Trustee may, in its sole discretion, appoint one or more Investment Managers, as defined in Section 3(38) of ERISA. During the term of such appointment, the Investment Manager, subject to the right of the Trustee to establish general investment guidelines and restrictions, shall have the sole responsibility for the investment and reinvestment of that portion of the Trust Fund subject to its investment management. The Trustee shall maintain a separate account within the Trust for the assets of the Trust subject to investment management. The Trustee may terminate its appointment of an Investment Manager at any time. The appointment and specific responsibilities of the Investment Manager shall be evidenced by a written agreement between the Trustee and the Investment Manager, a copy of which shall be filed with the Trustee.

         4.5 Compensation and Expenses. Except with respect to a Trustee who is an Employee of the Company, the Trustee shall receive each year as compensation for its services hereunder, such amount as it and the Company agree to be reasonable and provided that the payment of compensation is not a prohibited transaction under ERISA or the Code. If the Trustee is an Employee of the Company, the Trustee shall not receive any compensation for its services hereunder. In addition, the Trustee shall be entitled to reimbursement for all reasonable expenses incurred by it in the performance of its duties hereunder, including reasonable fees for legal services rendered to the Trustee (whether in connection with any litigation or otherwise) and all other proper charges and disbursements. Such compensation, if any, and expenses shall be a charge upon this Trust and shall be withdrawn from this Trust, unless the amount of any such compensation and expenses shall be separately paid by the Company. Furthermore, unless separately paid by the Company, all other reasonable expenses of administering the Plan shall also be a charge upon this Trust and shall be withdrawn from this Trust.

         4.6 Successor Trustee. The appointment of an additional or successor Trustee shall become effective upon acceptance in writing of such appointment by the additional or successor Trustee. The additional or successor Trustee may be either a corporate Trustee or an individual Trustee and shall have no liability for anything done or omitted to be done prior to the effective date of his appointment as Trustee. Every successor or co-Trustee appointed to and accepting a trusteeship hereunder shall have all the rights, title, powers, duties, exemptions and limitations of the original Trustee.

         4.7 Limitation of Duties. The Company, any of its officers, directors, or employees, and the Plan Administrator shall not have any duties or obligations with respect to this Trust, except those expressly set forth herein and in the Plan.


                                   ARTICLE 5

                               INVESTMENT POWERS


         5.1  General.

                  (a) Except as otherwise  specifically required in this Article
5,  the  Trustee  shall  have  the   following   powers  and  authority  in  the
administration of this Trust:

                           (1)  To   purchase,   receive  or  subscribe  to  any
securities or other property, including, without limitation, "qualifying employer securities," as defined in Section 407(d)(5) of ERISA, and to retain in trust such securities or other property including life insurance.

                           (2) To sell for cash or on credit,  to grant options,
convert, redeem exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held by it.

                           (3) To settle,  compromise  or submit to  arbitration
any claims, debts, or damages, due or owing to or for this Trust, to commence or defend suits or legal proceedings in any court of law or before any other body or tribunal.

                           (4)  To  exercise   any   conversion   privilege   or
subscription right available in connection with any securities or other property at any time held by it; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held by them and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment or expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so require.

                           (5)  To  exercise,  personally  or by  general  or by
limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held by it at any time.

                           (6) To borrow  money from any lender in such  amounts
and upon such terms and conditions as shall be deemed advisable or proper to carry out the purpose of this Trust and to pledge any securities or other property for the repayment of any such loan.

                           (7) To  manage,  administer,  operate,  lease for any
number of years (regardless of any restrictions on leases made by fiduciaries), develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable.

                           (8) To renew, extend or participate in the renewal or
extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of this Trust Fund or the preservation of the value of the investment; to waive any default whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid in property at foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage or guarantee.

                           (9) To keep  portions  of the  Trust  Fund in cash or
cash balances pending investment or to meet anticipated payout from the Trust Fund.

                           (10) To employ suitable agents and counsel and to pay
their reasonable expenses and compensation.

                           (11) To register any securities held hereunder in the
Trustee's own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

                           (12) To form  corporations  and to  create  trusts to
hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable.

                           (13) To the extent set forth in the Plan,  to operate
the Plan in a manner consistent with Section 404(c) of ERISA.

                           (14) To make,  execute and deliver,  as Trustee,  any
and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

                           (15)  Generally  to  do  all  acts,  whether  or  not
expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

                  (b) Notwithstanding anything herein to the contrary, in no event shall the Trustee engage in any transaction that would be prohibited under ERISA.

         5.2 Voting and Other Rights. Notwithstanding anything herein to the contrary, the Trustee shall follow the voting and tendering instructions provided in Section 18 of the Plan, provided that any such action or inaction shall not be contrary to ERISA.

         5.3 ERISA Section 404(c). The Company intends that the Plan and Trust conform to Section 404(c) of ERISA and Department of Labor Regulations Section 2550.404c-1 and that the Plan and Trust be operated and administered in accordance with such provisions. With respect to any investment election or other direction by a Member (or, in the event of the Member's death, the Member's beneficiary), none of the Trustee, the Administrator, the Committee or the Company shall be under any duty to question any such direction of a Member or beneficiary. The Trustee shall comply as promptly as is practicable with the directions given by a Member or by a beneficiary in accordance with the terms of the Plan. None of the Trustee, the Administrator, the Committee or the Company shall be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Member (or, in the event of the Member's death, the Member's beneficiary).


                                   ARTICLE 6

                              ACCOUNTS AND RECORDS


         6.1 Individual Accounts. The Trustee shall keep full accounts of all receipts and disbursements. Each Member's Account in the Plan shall be kept on an individual basis. The Trustee's records with respect to the assets under this Trust shall be open to inspection during reasonable business hours.

         6.2  Reports.

                  (a) The Trustee shall render a written report to the Board of Directors as soon as practicable, but not more than ninety (90) days, after the end of each Plan Year. The report shall contain a complete accounting showing the total assets in this Trust as of the Valuation Date and the fair market value placed on each asset as of that date, as well as a statement of purchases, sales and any investment charges and all income, expenses, and disbursements since the last such report. Such report shall be in such form and contain such other information concerning the Plan and the administration thereof as shall be required in writing by the Company or by regulations of the Secretary of Labor or the Secretary of Treasury.

                  (b) The approval of the Board of Directors or the lack of written objection within ninety (90) days after submission of any report or accounting by the Trustee shall be a complete release and discharge of the Trustee as to the Company, provided that such report or accounting does not contain any statement that is a result of a breach of any fiduciary duty by the Trustee or it does not omit or conceal such breach.

         6.3 Valuation. The Fund and each Investment Category shall be valued by the Trustee at Fair Market Value as of each Valuation Date, with appropriate allocations and adjustments for any items of income, expenses, gains and losses, forfeitures and all other transactions for the period following the preceding Valuation Date. The net income thus arrived at, exclusive of forfeitures (and net income thereon), shall be allocated on a basis of Account balances and in a fair and nondiscriminatory manner which shall reflect the interests of the Members during such period in the Investment Categories and in the Fund. In addition, the Account of each Member shall bear any fees of the Trustee or Investment Category charged with regard to maintaining his or her Account that are not paid by the Company. The interest of each Member in the Company Stock Fund shall be expressed as whole or fractional shares of the Investment Category as of a Valuation Date and shall be determined by using share accounting. The interest of each Member in each Investment Category (other than the Company Stock Fund) shall be expressed in accordance with the valuation methods and practices of the entity maintaining the Investment Category.


                                   ARTICLE 7

                          PAYMENTS FROM THE TRUST FUND


         7.1 Payments Generally. The Trustee shall make payments out of the assets of this Trust to such person, in such manner and in such amounts as directed in writing by the Plan Administrator.


                                   ARTICLE 8

                             SPENDTHRIFT PROVISIONS


         8.1 No Assignment. Except to the extent required or permitted by the Plan or by applicable law, the interest of Members and beneficiaries in this Trust and in the net earnings and profits thereof may not be assigned or used as collateral for a loan and shall not be subject to garnishment, attachment, levy or execution of any kind for the debts or defaults of the Trustee or of any person, natural or legal, having an interest in this Trust.


                                   ARTICLE 9

                                INDEMNIFICATION


         9.1 Indemnification. The Company, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, shall indemnify and hold each Trustee harmless from and against any liability, cost, loss, or other expense (including, but not limited to, the payment of attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement of a litigation or other proceeding) that the Trustee may incur or incurred in connection with this Trust or the Plan, unless such liability, cost, loss or other expense arises from such Trustee's fraud or gross negligence. The Company recognizes that a burden of litigation may be imposed upon the Trustee as a result of some act or transaction for which it has no responsibility or over which it has no control under this Trust. Therefore, to the fullest extent permitted by law, the Company agrees to indemnify and hold harmless and, if requested, defend each Trustee from any expenses (including counsel fees) incurred by the Trustee in prosecuting or defending against any litigation or other proceeding, unless it is ultimately determined that the Trustee committed fraud or has been grossly negligent. Such right of indemnification shall also include the right to be paid by the Company for expenses incurred or reasonably interpreted to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement to such disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such Trustee to repay all amounts so advanced if it is ultimately determined that such Trustee committed fraud or has been grossly negligent.


                                   ARTICLE 10

                       RESIGNATION OR REMOVAL OF TRUSTEE


         10.1 Notice, Transfer of Assets, Release of Liability. The Trustee may resign at any time upon sixty (60) days notice in writing to the Company, and may be removed by the Company at any time upon sixty (60) days notice in writing to the Trustee. Upon such resignation or removal, the Company shall appoint a successor Trustee. Upon receipt by the Trustee of written acceptance of such appointment by the successor Trustee, the Trustee shall transfer and pay over to such successor Trustee the assets of the Trust and all records pertaining thereto, provided that any successor Trustee shall agree not to dispose of any such records without the Trustee's consent. The successor Trustee shall be entitled to rely on all accounts, records, and other documents received by it from the Trustee, and shall not incur any liability whatsoever for such reliance. Upon the assignment, transfer, and payment over of the assets of the Trust, and obtaining a receipt thereof from the successor Trustee, the Trustee shall be released and discharged from any and all claims, demands, duties, and obligations arising out of this Trust Agreement and its management of this Trust, excepting only claims based upon the Trustee's fraud or gross negligence. The successor Trustee shall hold the assets paid over to it under terms similar to those of this Trust Agreement.


                                   ARTICLE 11

                     AMENDMENT AND TERMINATION OF THE TRUST


         11.1 Amendment. The Company, by action of its Board of Directors (or a duly authorized committee thereof) in accordance with its by-laws, may at any time amend, in whole or in part, any or all of the provisions of this Trust Agreement provided that no such amendment may affect the rights, duties, or responsibilities of the Trustee without its consent and, provided further, that no such amendment may permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members under the Plan and their beneficiaries prior to the satisfaction of all liabilities to such persons.

         11.2 Termination. The Company, by action of its Board of Directors for a duly authorized committee thereof in accordance with its by-laws, may terminate the Trust created by this Trust Agreement at any time by giving notice in writing to the Trustee, which notice shall state the date on which the termination shall be effective. Upon termination of the Trust, the Trustee shall proceed to liquidate, in accordance with the provisions of this Trust Agreement and the Plan, the assets of the Trust. Until the assets of the Trust have been fully liquidated, the Trust and all of the provisions of this Trust Agreement shall remain in full force and effect, but only for the purpose of accomplishing the liquidation.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS


         12.1 Exclusive Benefit. This Trust is created for the exclusive purpose of providing benefits to the Members in the Plan and their beneficiaries and defraying reasonable expenses of administering this Trust and the Plan and shall be interpreted in a manner consistent with its being an employees' trust, as defined in section 401(a) of the Code. Therefore, under no circumstances, except as provided in this Section 12.1 shall any funds contributed to this Trust, any assets of this Trust, or income of this Trust ever revert to or be used for or diverted to purposes other than for the exclusive benefit of Members or their beneficiaries. In the case of (a) a contribution made by the Company under a mistake of fact, such contribution shall, upon direction of the Plan Administrator, be returned to the Company within one (1) year after its payment;
(b) contributions made conditional upon deductibility under the Code, to the extent the deduction is disallowed such contributions shall be returned to the Company within one (1) year of the disallowance; and (c) upon denial of the initial qualification of the Plan, all contributions shall be refunded within one (1) year after the date of the denial, including the final resolution of any appeals before the Internal Revenue Service or the courts, unless before the expiration of such time the Plan shall subsequently be granted qualification. Upon termination of the Plan and this Trust and full satisfaction of all liabilities thereunder, any remaining assets shall be returned to the Company. All contributions under the Plan are conditioned upon the initial qualification of the Plan and the deductibility of such contributions.

         12.2 Invalidity of Certain Provisions. If any provision of this Trust shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Trust shall be construed and enforced as if such provision had not been included.

         12.3 Multiple Trustees. In the event that there is more than one Trustee, any action taken by the Trustee must be agreed to in writing by a majority of the Trustees. Any action taken by a Trustee without proper notification to all of the Trustees and the agreement of a majority of the Trustees, will not be deemed to be a legal action of the Trustees. Notification shall be made in writing on a timely basis. Any Trustee may, if and when so authorized by the Trustees, issue directives to any person or entity and sign such documents as may be required from time to time in the care and management of this Trust Fund in accordance with the terms and conditions of this Trust Agreement.

         12.4 Conflict with Plan. In the event of any conflict between the provisions of the Plan and those of this Trust Agreement, the former shall prevail.

         12.5 Gender. The use of any gender shall include any other gender, and the use of the singular shall include plural, and vice versa, whenever the context shall so require.

         12.6 Mailing Notices. Notices, accountings, and reports required to be given by the Trustee may be given by personal delivery or by mail addressed to the party involved at the last address of such party recorded on the general address files of the Trustee. If given by mail, the date of mailing shall be deemed to be the date as of which the same was given or furnished to the addressee. Any notice required under this Trust Agreement may be waived in writing by the person entitled to notice.


         12.7 Submitting Notices. All notices, designations, and elections of Members shall be submitted to the Company for transmittal to the Trustee. All notices, designations, and elections to be transmitted to the Trustee shall be on forms and to the address specified by the Trustee.

         12.8 Governing Law. Except to the extent otherwise required by ERISA, this Trust Agreement and this Trust shall be construed, administered and enforced in accordance with the laws of the State of New York (without regard to conflicts of law).

                  Computer Horizons Corp., by its duly appointed officers, and the Trustees have caused this Trust Agreement to be executed this ____ day of __________, 1995.


                                                  COMPUTER HORIZONS CORP.



Attest:  ______________________                   By:  _________________________


(CORPORATE SEAL)



Witnesses:                                        COMPUTER HORIZONS CORP.
                                                  EMPLOYEE'S SAVINGS PLAN

-------------------------------                   ------------------------------
                                                  John J. Cassese, as Trustee


-------------------------------                   ------------------------------
                                                  Bernhard D. Hubert, as Trustee